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                                                                    EXHIBIT 99.3

                             DELEK US HOLDINGS, INC.

                           CONSENT OF DIRECTOR NOMINEE

As required by Rule 438 under the U.S. Securities Act of 1933, as amended, I hereby consent to the reference to my name as a director nominee of Delek US Holdings, Inc. in the section entitled "Management" in the prospectus forming a part of, and elsewhere in, the registration statement on Form S-1 of Delek US Holdings, Inc., initially filed with the U.S. Securities and Exchange Commission on February 8, 2006, and in all amendments or supplements thereto.


                                           /s/ Philip L. Maslowe
                                          ----------------------------
                                               Philip L. Maslowe
Dated:      March 16, 2006